Exhibit 99.1

Western Union Announces Agreement to Sell Western Union Business Solutions to Goldfinch Partners and The Baupost Group for Approximately $910 Million in Cash

Business Unit Represents Approximately 7% of Company Revenue

Divestiture Will Support Western Union’s Strategic Focus on its Global Cross-Border Payments Platform and Digital Capabilities

DENVER, August, 4, 2021: The Western Union Company (NYSE: WU), a global leader in cross-border, cross-currency money movement and payments, together with Goldfinch Partners, LLC (“Goldfinch”), a private equity firm investing in businesses at the forefront of digital transformation, and The Baupost Group, LLC (“Baupost”), a $31 billion Boston-based investment firm, today announced that they have entered into a definitive agreement, under which a consortium of Goldfinch and Baupost will acquire Western Union Business Solutions for approximately $910 million in cash.

Western Union established Western Union Business Solutions following the acquisitions of Custom House in 2009 and Travelex Global Business Payments in 2011. Western Union Business Solutions, which facilitates cross-border, cross-currency payments and foreign exchange solutions for small and medium-sized businesses and other organizations, represented approximately 7% of total Western Union revenue during the last 12 months ended June 30, 2021.

“With this divestiture, Western Union will be fully focused on maximizing the strength of our global cross-border payments platform and financial network,” said Hikmet Ersek, President and CEO of Western Union.

“We are excited to build upon our global leadership position in consumer money movement, underpinned by our iconic Western Union brand and, in addition to this, continue to serve as a global provider of innovative cross-border payment solutions for partners, like financial institutions, telecoms and technology companies. I am confident that the Western Union Business Solutions team, business and customers have found solid strategic and financial partners in Goldfinch and Baupost,” Ersek concluded.

With the planned sale of Western Union Business Solutions, Western Union will focus on increasing its penetration of the global cross-border consumer payments market and expanding its open platform strategy to serve multiple customer segments and use cases, including through digital partnerships. Furthermore, the Company plans to increase its total addressable market by offering additional services to its unique global consumer base through a Western Union-branded consumer ecosystem strategy.

The transaction is expected to close in two stages. In the first closing, which is expected to be completed in early 2022, Western Union Business Solutions, excluding the business that is operated through Western Union International Bank in the European Union and the United Kingdom, will transfer to an entity controlled by Goldfinch and Baupost. In the second closing, which is expected to be completed by late 2022, the remaining Western Union Business Solutions business operated through Western Union International Bank will transfer1.

Western Union expects to receive in excess of $800 million in proceeds, net of tax, from the transaction upon the first closing2. Following the transaction, the Company will evaluate options for the use of proceeds based on market conditions and opportunities, and in accordance with its established capital allocation priorities. These include:

•	Reinvestment in the business to drive organic growth;
•	Dividends;
•	Acquisitions, including technological capabilities that support our growth strategy; and
•	Share repurchases.

Both closings are subject to requisite works council and trade union consultations, regulatory approvals and other customary closing conditions.

Lazard Frères & Co. served as financial advisor, and Freshfields Bruckhaus Deringer LLP served as legal counsel to Western Union in the transaction.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "targets," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook," and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the "Company," "Western Union," "we," "our," or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the Risk Factors section and throughout the Annual Report on Form 10-K for the year ended December 31, 2020. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

1 The global definitive agreement currently excludes France and Lithuania. Western Union and the Goldfinch and Baupost consortium have entered into exclusive negotiations regarding the proposed sale of Western Union's French and Lithuanian Western Union Business Solutions operations. No decision has been made at this stage in those jurisdictions and is subject to consultation with employee representative bodies in accordance with local law.

2 Estimated net proceeds are based on current tax policy and are subject to certain regulatory and working capital adjustments

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic downturns and trade disruptions, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns or other events, such as public health emergencies, epidemics, or pandemics such as COVID-19, civil unrest, war, terrorism, or natural disasters, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including digital, mobile and internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; political conditions and related actions, including trade restrictions and government sanctions, in the United States and abroad, which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents, clients, or other partners; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; mergers, acquisitions, and the integration of acquired businesses and technologies into our Company, divestitures, and the failure to realize anticipated financial benefits from these transactions, and events requiring us to write down our goodwill; decisions to change our business mix; our ability to realize the anticipated benefits from restructuring-related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; failure to manage credit and fraud risks presented by our agents, clients, and consumers; changes in tax laws or their interpretation, any subsequent regulation, and potential related state income tax impacts, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to protect our trademarks, patents, copyrights, and other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents, or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud, and other illicit activity; increased costs, operational burden or loss of business due to regulatory initiatives and changes in laws, including changes in interpretations, resulting in increasing regulations and industry practices and standards in the United States and abroad, affecting us, our agents, or their subagents, our external business partners such as financial institutions, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, and immigration; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators; liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory enforcement actions, including costs, expenses, settlements, and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy, data use, the transfer of personal data between jurisdictions, and information security, including with respect to the General Data Protection Regulation in the European Union and the California Consumer Privacy Act; failure to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities in the United States and abroad related to consumer protection and derivative transactions; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations, or industry standards affecting our business; and (iii) other events, such as: catastrophic events; and management’s ability to identify and manage these and other risks.

WU-G

About Western Union

The Western Union Company (NYSE: WU) is a global leader in cross-border, cross-currency money movement and payments. Western Union’s platform provides seamless cross-border flows and its leading global financial network bridges more than 200 countries and territories and over 130 currencies. We connect businesses, financial institutions, governments, and consumers through one of the world’s widest reaching networks, accessing billions of bank accounts, millions of digital wallets and cards, and more than 550,000 retail locations. Western Union connects the world to bring boundless possibilities within reach. For more information, visit www.westernunion.com.

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